Exhibit 10.12

DIRECTOR’S NONQUALIFIED STOCK OPTION AGREEMENT

UNDER CHAPARRAL STEEL COMPANY

AMENDED AND RESTATED

2005 OMNIBUS EQUITY COMPENSATION PLAN

Pursuant to its Amended and Restated 2005 Omnibus Equity Compensation Plan, Chaparral Steel Company, effective July 29, 2005, hereby grants to                      an Option to purchase an aggregate of                      shares of the Common Stock, $0.01 par value, of the Company at a purchase price of $             per share on the terms and conditions hereinafter set forth. These Options are granted in connection with the spin-off of the Company from TXI.

ARTICLE I

Definitions

(a)	“Board” means the Board of Directors of Chaparral Steel Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(c)	“Committee” means the committee, if any, appointed by the Board of Directors to administer the Plan.

(d)	“Common Stock” means shares of the Company’s Common Stock, $0.01 par value.

(e)	“Company” means Chaparral Steel Company, a Delaware corporation, and its Subsidiaries.

(f)	“Effective Date” means the date of the grant of this Option, as set forth above.

(g)	“Fair Market Value” is the mean between the high and low sales price of a share of Common Stock on the Nasdaq Stock Market on a particular reference date.

(h)	“Grantee” means the person named above to whom this Option has been granted, except where the context plainly otherwise requires.

(i)	“Option” means the Non-Qualified Stock Option herein granted.

(j)

“Option Price” means the amount per share of Common Stock required to be paid upon the exercise of this Option, as set forth above, or such other amount per share of Common Stock as may result by operation of Article V of this Agreement.

(k)	“Optioned Shares” means the number of shares of Common Stock represented by this Option, as set forth above, or such other amount as may result by operation of Article V of this Agreement.

(l)	“Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan.

(m)

“Stock” or “Shares of Stock” means the Common Stock, or stock of any corporation into which the Common Stock shall be changed or for which the Common Stock shall be exchanged pursuant to paragraph (b) of Article V hereof.

(n)

“Subsidiary” means any entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock in such entity is held by the Company and its Subsidiaries (exclusive of the ownership by the entity whose subsidiary is being determined).

(o)

“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

(p)	“Term” means the period during which the Option granted hereby may be exercised.

(q)	“TXI” means Texas Industries, Inc., a Delaware corporation.

(r)	Each other capitalized term that is used but not defined in this Agreement shall have the meaning prescribed in the Plan.

ARTICLE II

Term of Option and Exercise

(a)	The Term of this option shall commence on the Effective Date and shall terminate, unless sooner terminated by the provisions of the Plan or of this Agreement, at:

(i)	the close of the Company’s business on the day identified as the Expiration Date on Schedule I, if the Company is open for business on such day; or

(ii)	if the Company is not open for business on such day, the close of the Company’s business on the next preceding day that the Company is open for business.

(b)

Subject to the provisions of the Plan, this Option may be exercised, at the times and in the amounts set forth on Schedule I, by delivery of written notice of exercise as provided in Article III hereof, unless this Option shall cease to be exercisable at an earlier date pursuant to Article IV hereof.

ARTICLE III

Method of Option Exercise

(a)	In order to exercise this Option, the Grantee must deliver or mail to the General Counsel of the Company, or his/her designee:

(i)	a written notice, in a form prescribed by the Company, indicating:

(1)	the intent to exercise this Option;

(2)	the number of Optioned Shares and the Option Price to which such exercise relates;

(3)

whether such shares shall be issued in the Grantee’s name, or in the Grantee’s name and the name of another person, the nature of the tenancy (joint tenants with right of survivorship, tenants in common, etc.) together with the Social Security Number(s) of the person(s) whose name(s) will appear on the certificates.

(4)	denomination(s) of the certificate(s) desired;

(5)	the address of record for delivery of the certificate(s) and any subsequent stockholder mailing; and

(ii)	payment as appropriate as follows:

(1)	Grantee’s check or money order, payable to the Company, in an amount equal to the Option Price times the number of Option Shares being exercised; or

(2)

whole shares of Common Stock already beneficially owned by the Grantee for a period of at least six (6) months, the aggregate Fair Market Value of which (on the date of exercise) equals or exceeds the Option Price times the number of shares being exercised, together with a duly executed stock power (with signature guaranteed) conveying such shares to the Company; or

(3)

a check or money order payable to the order of the Company plus whole shares of Common Stock already beneficially owned by the Grantee for at least six (6) months, the aggregate of which, determined as provided in subparagraphs (1) and (2) above equals the Option Price times the number of Optioned Shares being exercised.

(b)

Upon receipt of such notice and payment, the Company shall deliver to the Grantee, as soon thereafter as practicable, a certificate or certificates in the Grantee’s name, or in the Grantee’s name and the name of another person, as the Grantee shall have requested, for such number of Optioned Shares.

ARTICLE IV

Termination of Option

(a)

In the event that the Grantee shall cease to be a director of the Company for any reason other than death or removal, the Option shall be exercisable to the extent exercisable at the date the Optionee ceased to be a director, for a period not to exceed three (3) months following the date that Grantee ceased to be a director. In the event Grantee has been removed as a director of the Company by action of its Board of Directors, this Option and any and all rights hereunder shall automatically terminate as of the date of any such removal.

(b)

In the event of the death of the Grantee while the Grantee is a director of the Company or within the three (3) month period after termination of such status during which Grantee is permitted to exercise the Option as set forth in paragraph (a) of this Article IV, such Option may be exercisable by Grantee’s Successor, to the extent exercisable at the date Grantee ceased to be a director, for a period of one (1) year from the date of death of Grantee or the date Grantee ceased to be a director of the Company, whichever the first shall occur.

(c)

If the Grantee shall cease for any reason whatsoever to be a director of the Company prior to the vesting of any portion of this Option, the Option shall terminate immediately upon Grantee ceasing to be a director of the Company.

(d)

In no event shall any Option or installment granted herein become exercisable by the Grantee or Successor of the Grantee at any time after the date the Grantee ceases to be a director of the Company, for any reason whatsoever, unless such Option or installment is then exercisable at the date of such cessation.

(e)

Except as otherwise herein provided, exercise of this Option or any installment hereunder by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of this Agreement.

ARTICLE V

Adjustment Upon Changes in Capitalization

(a)

In the event of an increase in the number of outstanding shares of Common Stock due to a change in capitalization occurring through a stock dividend or a stock split, there shall be a proportionate increase in the number of Optioned Shares which remain exercisable under this Agreement and a proportionate reduction in the Option Price; provided, however, that any fractional shares of Stock resulting from such adjustment shall be eliminated. In the event of any change in capitalization other than those considered above, the Board shall make such adjustments in the number of Optioned Shares which remain exercisable under this Agreement, and in the Option Price, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons, provided that no change shall be made in the terms of this Option which would disqualify it from treatment under Section 421 of the Code or would be considered a modification, extension, or renewal of the Option under Section 424 of the Code.

(b)

In the event that the shares of Stock shall be exchanged for or replaced by shares of stock of another corporation by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, or other corporate transactions involving the Company, there shall be substituted for the number of Optioned Shares which remain exercisable under this Agreement that number of shares of stock of such corporation which is proportionate to such number of Optioned Shares in accordance with the terms of the exchange; and there shall be made such other changes in the number, kind or price of the Optioned Shares which remain exercisable under this Agreement as shall be necessary to give effect to the intent of this Article V.

ARTICLE VI

Change of Control

In the event the Company or the stockholders of the Company enter into an agreement not approved by a vote of eighty percent (80%) of the Board of Directors in accordance with Article FIFTEENTH of the Company’s Certificate of Incorporation to dispose of all or substantially all of the assets or stock of the Company by means of a sale, reorganization, liquidation or otherwise, this Option shall become immediately exercisable with respect to the full number of shares subject to this Option; notwithstanding the specific terms of this Option, during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the agreement is consummated or the agreement is terminated.

ARTICLE VII

Restrictions on Sales

Grantee may not sell or otherwise dispose of shares of Common Stock received upon exercise of this Option unless the shares of Common Stock to be issued have been duly registered under the Securities Act of 1933 and any applicable state securities laws, or the Grantee provides to the Company an opinion of counsel acceptable to the Company that no such registration is required.

ARTICLE VIII

Other Terms

(a)

Grantee understands that (i) the Grantee shall not have any rights as a stockholder with respect to any Common Stock received upon exercise of this Option until such Common Stock has been actually issued to the Grantee in accordance with the terms hereof; and (ii) nothing in this Agreement or the Plan shall confer on Grantee any right to continue as a director of the Company.

(b)

Anything herein to the contrary notwithstanding, the Company may postpone the exercise of this Option for such time as the Board of Directors or the Committee in its discretion may deem necessary, in order to permit the Board of Directors or the Committee with reasonable diligence (i) to effect or maintain registration under the Securities Act of 1933, as amended (the “Act”), of the Plan or the shares of Common Stock issuable upon the exercise of this Option, or (ii) to determine that the Plan and such shares are exempt from registration; and the Company shall not be obligated by virtue of this Option or to sell or issue shares of Common Stock in violation of the Act or of the law of any applicable jurisdiction. Any such postponement shall not extend the Term of this Option; and neither the Company nor its Board nor the Committee shall have any obligation or liability to the Grantee or to the Grantee’s Successor, with respect to any shares of Common Stock as to which this Option shall lapse because of such postponement.

(c)

Subject to Article IV of this Agreement, this Option shall be non-transferable and non-assignable except by will and by the law of descent and distribution. During the Grantee’s lifetime, this Option may be exercised only by the Grantee.

(d)

The Grantee agrees that in the event Grantee makes any sale or other disposition of the Shares of Common Stock issued upon exercise of this Option that Grantee shall promptly notify the Company of such sale or disposition and shall furnish the Company with such information concerning such sale or disposition as may be requested by the Company.

(e)

As a condition of the granting of this Option, the Grantee or Successor of the Grantee agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of this Agreement shall be final and binding and conclusive, for all purposes, upon the Company, the Grantee or the Successor of the Grantee.

(f)

The Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any shares of Common Stock acquired by exercise of the Option granted hereunder. In each case of exercise of an installment of the Option, the Company will notify the Grantee of the amount of the withholding tax, if any, under federal and, where applicable, state and local law. Upon receipt of such notice, the Grantee shall promptly remit to the Company the amount specified in such notice.

(g)

Any notice given by the Company to the Grantee shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be deemed to have familiarized himself/herself with all matters contained herein and in the Plan which may affect any of the Grantee’s rights and privileges hereunder.

(h)

This Agreement is subject to the Plan and its terms and provisions (including any subsequent amendments thereto) which Plan and its terms and provisions are by this reference hereby incorporated herein. In the event of a conflict between any term or provision contained herein and a term or a provisions of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, CHAPARRAL STEEL COMPANY has caused this Option Agreement to be executed as of the Effective Date, and Grantee has accepted the terms and provisions thereof.

CHAPARRAL STEEL COMPANY

By:
Name:
Title:

ACCEPTED:

By:
Printed Name:

SCHEDULE I

Optionholder:

Date of Option Grant: July 29, 2005

Expiration Date:

Exercise price: $

VESTING SCHEDULE

This Option shall become exercisable in accordance with the following schedule:

Date on and After Which Option is Exercisable	Number of Shares Which May Be Purchased
Date of Grant of Option	0
[Date]	[Number of Shares]
[Date]	[Number of Shares]
[Date]	[Number of Shares]

The foregoing schedule may be accelerated in the event of a change of control as provided in Article V of the Plan.

This option is issued pursuant to the requirements of that certain Separation and Distribution Agreement, dated July 6, 2005, by and between the Company and TXI, and is issued in replacement of the unvested portion of the stock option granted to Grantee on [original grant date] pursuant to which Grantee was originally granted the right to purchase up to [original number of shares] shares of the common stock, $1.00 par value per share, of TXI.